EXHIBIT 10.1

UGI CORPORATION

2021 INCENTIVE AWARD PLAN

TERMS AND CONDITIONS FOR NON-EMPLOYEE DIRECTORS

As Amended and Restated Effective January 1, 2026

UGI Corporation
2021 Incentive Award Plan
Stock Options and Stock Units For Non-Employee Directors Terms and Conditions
The following Terms and Conditions shall be used for purposes of administering Options and Stock Units granted to Non-Employee Directors under the UGI Corporation 2021 Incentive Award Plan (the “Plan”). The Administrator has discretion to modify or deviate from these Terms and Conditions at any time, and, in all events, the specific terms of the Award Agreement or Deferral Plan (if applicable) shall control. Capitalized terms shall have the meanings given those terms in the Plan or, if not defined in the Plan, in these Terms and Conditions.
1.Definitions.
Whenever used in these Terms and Conditions for Non-Employee Directors, the following terms will have the meanings set forth below:
(a)“Account” means the Company’s bookkeeping account established pursuant to Section 3, which reflects the number of Stock Units and the amount of Dividend Equivalents credited to a Non-Employee Director.
(b)“Deferral Plan” means the UGI Corporation 2009 Deferral Plan, as amended and/or restated from time to time.
(c)“Retirement” means a Non-Employee Director’s Separation from Service after (1) attaining age 65 with five or more years of service as an employee or Non-Employee Director with the Company or its affiliates, or (2) ten or more years of service as a Non-Employee Director or employee with the Company or its affiliates.
(d)“Separation from Service” means the Non-Employee Director’s termination of service as a non-employee director or a separation from service with the Company within the meaning of Section 409A of the Code.
(e)“Stock Unit” means an award of a phantom unit of Common Stock, specifically a Restricted Stock Unit or Performance Unit issued under the Plan.
(f)“Unit Value” means, at any time, the value of each Stock Unit issued under the Plan, which value shall be equal to the Fair Market Value of a share of Common Stock on such date.
2.Options.
(a)Grant of Options. The Administrator may grant Options annually to Non-Employee Directors in the amounts set forth on the attached Exhibit A, on the date(s) specified therein. The Option exercise price will equal the Fair Market Value on the date of grant. In the case of an Option that is a Substitute Award, the exercise price per share of the Shares subject to such Option may be less than the Fair Market Value per share on the date of grant, provided that the exercise price of any Substitute Award is determined in accordance with the applicable requirements of Sections 424 and 409A of the Code. Any individual who becomes a Non-Employee Director mid-year (i.e., after the annual meeting of shareholders) shall not automatically receive an Option Award upon election to the Board.

(b)Exercise and Vesting. Each Option will be fully vested and immediately exercisable on the date of grant or at such times and as specified in the Award Agreement. Subject to Section 6.6 of the Plan, the term of each Option will not exceed ten years. Notwithstanding the foregoing, and unless determined otherwise by the Administrator, in the event that on the last business day of the term of an Option (other than an Incentive Stock Option) (i) the exercise of the Option is prohibited by Applicable Law, as determined by the Administrator, or (ii) Shares may not be purchased or sold by the applicable Non-Employee Director due to any Company insider trading policy (including blackout periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option shall be extended until the date that is 30 days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Administrator; provided, however, in no event shall the extension last beyond the ten year term of the applicable Option. Notwithstanding the foregoing, to the extent permitted under Applicable Laws, if the Non-Employee Director, prior to the end of the term of an Option, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Non-Employee Director and the Company or any of its Subsidiaries, the right of the Non-Employee Director and the Non-Employee Director’s transferees to exercise any Option issued to the Non-Employee Director shall terminate immediately upon such violation, unless the Administrator otherwise determines.
(c)Separation from Service. Except as otherwise specified by the Administrator, each Option, to the extent that it has not previously been exercised, will terminate when the Non-Employee Director holding such Option incurs a

Separation from Service. However, if a Non-Employee Director holding an Option incurs a Separation from Service by reasons stated in (1) though (3) immediately below, the Option held by any such Non-Employee Director will thereafter be exercisable pursuant to the following terms:
(1)Retirement. If a Non-Employee Director’s Separation from Service is on account of Retirement while serving as a Non-Employee Director of the Company, the Option held by such Non-Employee Director will continue in effect and terminate upon the expiration date of the Option.
(2)Disability. If a Non-Employee Director’s Separation from Service is on account of disability while service as a Non-Employee Director of the Company, the Administrator shall have sole discretion to determine whether or not a Non-Employee Director is “disabled.” If a Non-Employee Director is determined to be “disabled” by the Administrator, the Option held by such Non-Employee Director may be exercised at any time prior to the earlier of the expiration date of the Option or the expiration of the 36-month period following the Non-Employee Director’s Separation from Service on account of disability.
(3)Death. If a Non-Employee Director’s Separation from Service is on account of the Non-Employee Director’s death while serving as a Non-Employee Director of the Company, the Option held by such Non-Employee Director may be exercised at any time prior to the earlier of the expiration date of the Option or the expiration of the 12-month period following the Non-Employee Director’s death. Such Option may be exercised by the personal representative of the Non-Employee Director’s estate, or the personal representative under applicable law if the Non-Employee Director dies intestate.
(d)Payment. An Option may be exercised, and the Option exercise price paid, in any method permitted by the Plan.
3.Award of Stock Units.
(a)Annual Award of Stock Units. Each Non-Employee Director shall receive an annual award of Stock Units in the amount set forth on the attached Exhibit A on the date(s) specified therein. Such Stock Units shall be credited to each Non-Employee Director’s Account as specified in Section 3(c) below. Any individual who becomes a Non-Employee Director mid-year (i.e., after the annual meeting of shareholders) shall not automatically receive an award of Stock Units upon election to the Board. Such Stock Units are automatically deferred pursuant to the terms and conditions of the Deferral Plan. Unless the Non-Employee Director elects to receive installment payments under the Deferral Plan, all Stock Units will be distributed as a lump sum payment upon the earliest to occur of (i) the Non-Employee Director’s Separation from Service; (ii) the Non-Employee Director’s death; and (iii) a Change in Control, as further specified in Section 5 below and in the Deferral Plan. In the event of any conflict regarding distributions of Stock Units between these Terms and Conditions and the Deferral Plan, the Deferral Plan shall control.
(b)Dividend Equivalents.
(i)Dividend Equivalent to be Credited. From the date of grant of each Stock Unit until the Non-Employee Director’s Account has been fully distributed, on each payment date for a dividend paid by the Company on its Common Stock, the Company shall credit to each Non-Employee Director’s Account an amount equal to the Dividend Equivalent associated with the Stock Units held by the Non-Employee Director on the record date for the dividend.
(ii)Conversion to Stock Units. On the last day of each calendar year, the amount of the Dividend Equivalents credited to the Non-Employee Director’s Account during that calendar year, shall be converted to a number of Stock Units, based on the Unit Value on the last day of the calendar year. Notwithstanding the foregoing, in the event of a Change in Control or in the event of the Non-Employee Director’s death or Separation from Service prior to the last day of the calendar year, as soon as practicable following such event and in no event later than the date on which Stock Units are redeemed in accordance with Section 5, the Company shall convert the amount of the Dividend Equivalents credited to the Non-Employee Director’s Account as of the date of the Change in Control, death or Separation from Service (the “Conversion Date”) to a number of Stock Units based on the Unit Value on the Conversion Date.
(c)Accounts. The Company shall keep records to reflect the number of Stock Units and Dividend Equivalents credited to each Non-Employee Director hereunder. Fractional Stock Units shall accumulate in the Non-Employee Director’s Account and shall be added to fractional Stock Units held in such Account to create whole Stock Units.
4.Dividend Equivalents on Stock Units Granted under the Prior Plan. Shares of Common Stock will be issued under the Plan with respect to Dividend Equivalents that are credited after the effective date of the Plan on Stock Units granted under the Prior Plan before February 1, 2021.
5.Events Requiring Redemption of Stock Units.
The Company shall redeem Stock Units credited to a Non-Employee Director’s Account only at the times and in the manner prescribed by the terms of this Section 5.
(a)Death. In the event of the Non-Employee Director’s death while serving as a Non-Employee Director of the Company, all Stock Units then credited to the Non-Employee Director’s Account (including any interest/earnings) as of the date of the Non-Employee Director’s death, shall be distributed in a single lump sum cash payment to the Non-Employee Director’s beneficiary within sixty (60) days after the Non-Employee Director’s death. For the avoidance of doubt, if a Non-Employee Director elected to receive installment payments under the Deferral Plan following the Non-Employee Director’s Separation from Service, and such Non-Employee Director dies after the Non-Employee Director’s Separation from Service but prior to the end of the installment period, the remaining installments shall be paid in a single lump sum cash payment to such Non-Employee Director’s beneficiary within sixty (60) days following the death of the Non-Employee Director.
(b)Separation from Service. Unless the Non-Employee Director while serving as a Non-Employee Director elects to receive distributions in installment payments under the Deferral Plan, all of the Non-Employee Director’s Stock Units then credited to the Non-Employee Director’s Account as of the date of the Non-Employee Director’s Separation from Service, shall be distributed, in a single lump sum payment, 65% in Shares and 35% in cash, to the Non-Employee Director within sixty (60) business days after the date of the Non-Employee Director’s Separation from Service. For the avoidance of doubt, if such sixty (60) day period shall cross calendar years, all such payments will be made in the succeeding calendar year.

(c)Change in Control. In the event of a Change in Control, the Company shall redeem all the Stock Units then credited to the Non-Employee Director’s Account (including any interest/earnings). The redemption amount shall be paid in cash on the closing date of the Change in Control (except as described below). The amount paid shall equal the product of the number of Stock Units being redeemed multiplied by the Unit Value at the date of the Change in Control. However, in the event that the transaction constituting a Change in Control is not a change in control event under Section 409A , the Non-Employee Director’s Stock Units shall be redeemed and paid in cash upon the Non-Employee Director’s Separation from Service or death on the applicable date described in subsection (a) or (b) above (based on the aggregate Unit Value on the date of Separation from Service or death as determined by the Administrator), instead of upon the Change in Control pursuant to this subsection (c). If payment is delayed after the Change in Control, pursuant to the preceding sentence, the Administrator may provide for the Stock Units to be valued as of the date of the Change in Control and interest to be credited on the amount so determined at a market rate for the period between the Change in Control date and the payment date.
(d)Effect on Outstanding Stock Units and Dividend Equivalents. The provisions of this Section 5 relating to the medium of payment (i.e., payment in cash or in a combination of cash and Shares) shall apply to all outstanding Stock Units and Dividend Equivalents.
(e)Section 409A. Stock Units and Dividend Equivalents shall meet the requirements of Section 409A or an exemption from such requirements. If an Award is subject to Section 409A , (i) distributions shall only be made in a manner and upon an event permitted under Section 409A , (ii) payments to be made upon a Termination of Service shall only be made upon a “separation from service” under Section 409A , (iii) payments to be made upon a Change in Control shall only be made upon a “Change in Control event” under Section 409A , (iv) unless the Award Agreement specifies otherwise, each payment shall be treated as a separate payment for purposes of Section 409A , and (v) in no event shall a Non-Employee Director, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A .
(f)Deferral Elections. Notwithstanding the foregoing, a Non-Employee Director may make elections regarding Stock Unit Awards upon a Non-Employee Director’s Separation from Service pursuant to the terms and conditions of the Deferral Plan.
6.Specified Employees. If a Non-Employee Director becomes an employee of the Company and is deemed to be a “specified employee” under Section 409A at the time of such Non-Employee Director’s cessation of service, any distribution that otherwise would be made to such Non-Employee Director with respect to a deferral of Stock Units pursuant to the Deferral Plan as a result of such cessation of service shall not be made until the date that is six (6) months after such cessation of service, except to the extent that earlier distribution would not result in such Non-Employee Director’s incurring interest or additional tax under Section 409A. Notwithstanding any other provision of the Deferral Plan to the contrary, if the Non-Employee Director is a Specified Employee at the time of his or her Separation from Service (within the meaning of Section 409A), any payment to be made to a Non-Employee Director upon his or her Separation from Service shall be delayed until the earlier of (i) the first day of the seventh month following his or her Separation from Service, or (ii) upon such Non-Employee Director’s death.
7.Company Policies. All Shares issued pursuant to an Option or Stock Unit shall be subject to any applicable policies implemented by the Board of the Company, as in effect from time to time.

Exhibit A

Non-Employee Director Awards

Options:
The number of shares based on a value determined by the Board in its discretion.
Grant Date: The date on which the Non-Employee Director is elected to the Board at an annual meeting of shareholders.
Options granted to Non-Employee Directors from 2016 through January 31, 2021, were granted under the 2013 Omnibus Incentive Compensation Plan.
Stock Units:
The number of units based on a value determined by the Board in its discretion.
Grant Date: The date on which the Non-Employee Director is elected to the Board at an annual meeting of shareholders.